Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement Form S-4 of our report dated March 18, 2013 with respect to the consolidated financial statements of Gulfstream Bancshares, Inc. as of December 31, 2012 and for each of the years in the three-year period ended December 31, 2012 and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

November 7, 2013